Exhibit 99.1

Internet Capital Group Announces Second Quarter Financial Results

Core Partner Companies Report Positive Aggregate EBITDA

ICG Commerce Reports 22% Quarterly Revenue Growth Versus 2008

WAYNE, Pa.--(BUSINESS WIRE)--July 30, 2009--Internet Capital Group (NASDAQ:ICGE) today announced that consolidated revenue in the second quarter ended June 30, 2009 was $22.1 million compared to $17.6 million in the comparable 2008 period. ICG’s consolidated net loss in the second quarter was $(8.5) million, or $(0.23) per diluted share, compared with a loss of $(12.3) million, or $(0.32) per diluted share, in the same period of 2008.

Aggregate Revenue of ICG’s core companies grew 8% year-over-year, to $68.7 million in the 2009 second quarter from $63.6 million in the same period of 2008. Aggregate EBITDA in the second quarter improved to $0.8 million from $(11.9) million in the comparable 2008 quarter. Excluding the impact of stock-based compensation and unusual items, Aggregate EBITDA for the core companies was $3.1 million in the second quarter compared to $(8.0) million in the 2008 quarter.

“We are encouraged by the overall results of our core companies and are pleased to report positive Aggregate EBITDA for the second quarter,” said Walter Buckley, ICG’s Chairman and Chief Executive Officer. “ICG Commerce continues to perform well, reporting 22% quarterly revenue growth. Additionally, a number of our other partner companies, including Channel Intelligence, Freeborders and InvestorForce, reported top and bottom line improvement. While the challenging economic environment continues to impact revenue growth, we are confident that the combination of our partner companies, our expertise and our strong financial position will yield long-term stockholder value.”

Highlights

ICG Commerce

ICG Commerce is an outsourced procurement services provider. In the second quarter of 2009, ICG Commerce’s revenue grew to $19.5 million compared to $16.0 million in the comparable 2008 period. ICG Commerce’s EBITDA improved to $2.8 million in the second quarter compared to $2.0 million in the comparable 2008 period. ICG Commerce’s cash balance at June 30, 2009 is approximately $17.4 million. ICG has a 64% ownership position in ICG Commerce.

Metastorm

Metastorm is an enterprise software and services provider that enables its customers to turn business strategies into business processes. Metastorm’s revenue grew to $17.5 million in the second quarter of 2009 from $17.3 million in the comparable 2008 period. Metastorm’s EBITDA improved to $1.0 million in the second quarter compared to a loss of ($1.3) million in the comparable 2008 period. Metastorm’s cash balance at June 30, 2009 is approximately $9.1 million. ICG has a 32% ownership position in Metastorm.

“Building on the progress made during the first half of this year, we expect our core companies to continue to report positive Aggregate EBITDA for the rest of 2009,” said R. Kirk Morgan, ICG’s Chief Financial Officer.

ICG Corporate

As of June 30, 2009, ICG’s corporate cash balance was $58.5 million, and the value of its holdings in Blackboard (Nasdaq:BBBB) was $67.1 million, including $4.0 million in hedge positions. The value of ICG’s equity holdings in GoIndustry (LSE.AIM:GOI) at June 30, 2009 was $4.6 million.

ICG will host a webcast at 10:00 a.m. ET today to discuss its financial results. As part of the live webcast for this call, ICG will post a slide presentation to accompany the prepared remarks. To access the webcast, go to http://www.internetcapital.com/investorinfo-preswebcast.htm and click on the link for the second quarter conference call webcast. Please log on to the website approximately ten minutes prior to the call to register and download and install any necessary audio software. The conference call is also accessible through listen-only mode at 800-901-5241. The international dial-in number is 617-786-2963. The passcode is 57149102.

For those unable to participate in the conference call, a replay will be available from July 30, 2009 at 1:00 p.m. ET until August 6, 2009 at 11:59 p.m. ET. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international). The pass code is 31475551. The replay and slide presentation also can be accessed on the Internet Capital Group web site at http://www.internetcapital.com/investorinfo-preswebcast.htm.

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) acquires and builds Internet software and services companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies, which are delivering software and service applications to customers worldwide.

Safe Harbor Statement under Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers, the development of the e-commerce and information technology markets, and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

Internet Capital Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenue	$22,077	$17,581	$43,729	$33,603

Operating Expenses
Cost of revenue	14,598	11,575	27,803	22,946
Selling, general and administrative	9,158	9,830	18,374	18,492
Research and development	2,592	2,771	5,240	4,236
Impairment related and other	3,867	117	3,974	192
Total operating expenses	30,215	24,293	55,391	45,866
	(8,138)	(6,712)	(11,662)	(12,263)

Other income (loss), net	3,246	(359)	999	5,488
Interest income	98	404	240	1,233
Interest expense	(73)	(64)	(157)	(77)
Income (loss) before income taxes and equity loss	(4,867)	(6,731)	(10,580)	(5,619)

Income tax benefit (expense)	(421)	(239)	(368)	(293)
Equity loss	(2,924)	(4,741)	(7,877)	(11,822)
Net income (loss)	$(8,212)	$(11,711)	$(18,825)	$(17,734)
Less: Net income (loss) attributable to the noncontrolling interest	337	584	729	1,114
Net income (loss) attributable to ICG	$(8,549)	$(12,295)	$(19,554)	$(18,848)

Basic and diluted net income (loss) per share:
Income (loss) attributable to ICG common shareholders	$(0.23)	$(0.32)	$(0.53)	$(0.49)

Shares used in computation of basic and diluted net income (loss) per common share attributable to ICG common shareholders	36,666	38,383	36,671	38,302

Internet Capital Group, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2009	2008

ASSETS
Cash and cash equivalents	$77,187	$89,527
Other current assets	15,225	17,594
Total current assets	92,412	107,121
Marketable securities	63,119	57,367
Hedges of marketable securities	3,994	6,551
Fixed assets, net	2,785	1,783
Ownership interests in partner companies	81,416	83,751
Goodwill	22,908	26,658
Other assets, net	2,081	2,349
Total assets	$268,715	$285,580

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$18,780	$23,836
Other non-current liabilities	6,250	6,918
Total liabilities	25,030	30,754
Equity:
Controlling (ICG) equity	235,513	247,509
Noncontrolling interest	8,172	7,317
Total stockholders' equity	243,685	254,826
Total liabilities and stockholders' equity	$268,715	$285,580

Internet Capital Group
2009 Core Partner Company Information

The following table of ICG's supplemental financial information is a reconciliation of Aggregate Revenue and Aggregate EBITDA information(1) to GAAP Results.

Reconciliation of Aggregate Core Company Information to GAAP Results
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009
Revenue

Core Company Aggregate Revenue		$60,726	$63,585	$69,954	$70,415	$67,802	$68,651
Non-consolidated partner companies		(44,704)	(46,004)	(52,850)	(49,941)	(46,150)	(46,574)
Consolidated Revenue		$16,022	$17,581	$17,104	$20,474	$21,652	$22,077

Net Income (Loss)

Core Company Aggregate EBITDA/EBITDA (loss)		$(11,508)	$(11,908)	$(6,680)	$(2,040)	$(3,390)	$817
Interest, Taxes, Depreciation/Amortization		(4,993)	(5,116)	(4,874)	(4,164)	(3,836)	(4,969)
Core Company Aggregate Net Income (Loss)		(16,501)	(17,024)	(11,554)	(6,204)	(7,226)	(4,152)
Amount attributable to equity companies / other stockholders / disc. ops		(9,871)	(10,338)	(3,634)	(357)	(4,261)	(2,090)
ICG's share of net income (loss) of Aggregate Core Partner Companies		$(6,630)	$(6,686)	$(7,920)	$(5,847)	(2,965)	(2,062)
Other holdings equity method companies		(1,102)	168	(900)	(11,406)	(1,669)	(635)
Corporate general and administrative		(3,814)	(4,149)	(2,555)	(3,202)	(3,521)	(3,258)
Corporate stock-based compensation		(1,618)	(1,568)	(1,510)	(1,339)	(1,079)	(1,047)
Corporate interest, net		758	347	262	234	124	90
Other income(loss)/restructuring/impairments		5,853	(407)	34,791	(5,018)	(1,895)	(1,637)
Income taxes		-	-	330	-	-	-
Consolidated net income (loss)		$(6,553)	$(12,295)	$22,498	$(26,578)	$(11,005)	$(8,549)

		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009

Aggregate Core Company Information:
Aggregate Revenue		$60,726	$63,585	$69,954	$70,415	$67,802	$68,651
Aggregate EBITDA/EBITDA (loss)		$(11,508)	$(11,908)	$(6,680)	$(2,040)	$(3,390)	$817
Aggregate Net Loss		$(16,501)	$(17,024)	$(11,554)	$(6,204)	$(7,226)	$(4,152)

Components of Aggregate Core Company Information

Consolidated Core Companies (Ownership %): (2)
	Revenue	$17,752	$18,235	$17,104	$20,474	$21,652	$22,077
ICG Commerce (64%) (3)
Investor Force Holdings, Inc. (80%)	Expenses other than interest, taxes, depreciation and amortization	(19,516)	(19,322)	(19,206)	(20,188)	(20,477)	(20,585)
Vcommerce Inc. (53%)	EBITDA/EBITDA (loss)	$(1,764)	$(1,087)	$(2,102)	$286	$1,175	$1,492
	Interest	(100)	(61)	(74)	(64)	(66)	(65)
	Taxes	(53)	(239)	(107)	(288)	53	(421)
	Depreciation/Amortization	(373)	(417)	(407)	(438)	(374)	(365)
	Net income (loss)	$(2,290)	$(1,804)	$(2,690)	$(504)	$788	$641

Equity Method Core Companies (Ownership %): (2)
	Revenue	$42,974	$45,350	$52,850	$49,941	$46,150	$46,574
Channel Intelligence, Inc. (46%)
Freeborders, Inc. (31%)	Expenses other than interest, taxes, depreciation and amortization	(52,718)	(56,171)	(57,428)	(52,267)	(50,715)	(47,249)
Metastorm (32%) (3)	EBITDA/EBITDA (loss)	$(9,744)	$(10,821)	$(4,578)	$(2,326)	$(4,565)	$(675)
StarCite, Inc. (35%)	Interest	(147)	(179)	(194)	(405)	(367)	(413)
WhiteFence, Inc. (36%)	Taxes	(623)	(362)	(76)	969	590	(213)
	Depreciation/Amortization	(3,697)	(3,858)	(4,016)	(3,938)	(3,672)	(3,492)
	Net loss	$(14,211)	$(15,220)	$(8,864)	$(5,700)	$(8,014)	$(4,793)

(1) The definitions of Aggregate Revenue and Aggregate EBITDA, as well as the rationale for management's use of such non-GAAP measures are included in the "Description of Terms" supplement to this release.

(2) ICG's aggregate core company information represents the sum total of the individual GAAP results of each of the following eight companies: Channel Intelligence, Freeborders, ICG Commerce, Investor Force, Metastorm, StarCite, Vcommerce and WhiteFence. ICG's ownership in these eight core companies ranged from 31% to 80% and averaged 47% at June 30, 2009.

(3) ICG Commerce Holdings, Inc. is defined as "ICG Commerce" and Metastorm Inc. is defined as "Metastorm" throughout this release.

The following table reconciles our core company Aggregate EBITDA/EBITDA (loss) to Aggregate EBITDA/EBITDA (loss), exclusive of stock-based compensation and unusual items.
		Three Months Ended
		Mar 31, 2008	Jun 30, 2008	Sep 30, 2008	Dec 31, 2008	Mar 31, 2009	Jun 30, 2009
Aggregate EBITDA/EBITDA (Loss)		$(11,508)	$(11,908)	$(6,680)	$(2,040)	$(3,390)	$817

Stock-based compensation		1,420	1,274	1,309	720	909	1,028
Severance/restructuring/other		320	-	990	2,040	530	1,206
Settlement charges		-	410	-	-	1,250	-
Litigation related charges		300	844	409	384	598	-
IPO related charges		-	-	-	1,893	-	-
Integration costs		1,305	1,340	1,560	310	-	-

Aggregate EBITDA/EBITDA (Loss), exclusive of Stock-based compensation and unusual items		$(8,163)	$(8,040)	$(2,412)	$3,307	$(103)	$3,051

INTERNET CAPITAL GROUP, INC.

June 30, 2009

Description of Terms

Consolidated Statements of Operations

Effect of Various Accounting Methods on our Results of Operations

The various interests that the Company acquires in its partner companies are accounted for under three methods: the consolidation method, the equity method and the cost method. The applicable accounting method is generally determined based on the Company’s voting interest in a partner company.

Consolidation. Partner companies in which the Company directly or indirectly owns more than 50% of the outstanding voting securities and for which other stockholders do not possess the right to affect significant management decisions are accounted for under the consolidation method of accounting. Under this method, a partner company’s balance sheet and results of operations are reflected within the Company’s Consolidated Financial Statements. All significant intercompany accounts and transactions are eliminated. Participation of other partner company stockholders in the net assets and in the earnings or losses of a consolidated partner company is reflected in the caption “Noncontrolling interest” in the Company’s Consolidated Balance Sheets and “Net income (loss) attributable to the noncontrolling interest” on the Company’s Consolidated Statements of Operations. Noncontrolling interest adjusts the Company’s consolidated results of operations to reflect only the Company’s share of the earnings or losses of the consolidated partner company. The results of operations and cash flows of a consolidated partner company are included through the latest interim period in which the Company owned a greater than 50% direct or indirect voting interest for the entire interim period or otherwise exercised control over the partner company. Upon dilution of control below 50%, the accounting method is adjusted to the equity or cost method of accounting, as appropriate, for subsequent periods.

During the three months ended June 30, 2009, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce. During the three months ended June 30, 2008, the Company accounted for the following three partner companies under this method: ICG Commerce, Investor Force and Vcommerce (starting May 1, 2008).

Equity Method. Partner companies that are not consolidated, but over which the Company exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Company exercises significant influence with respect to a partner company depends on an evaluation of several factors, including, among others, representation on the partner company’s board of directors and the Company’s ownership level, which is generally between a 20% and 50% interest in the voting securities of the partner company, including voting rights associated with the Company’s holdings in common stock, preferred stock and other convertible instruments in the partner company. Under the equity method of accounting, a partner company’s accounts are not reflected within the Company’s Consolidated Balance Sheets and Statements of Operations; however, the Company’s share of the earnings or losses of the partner company is reflected in the caption “Equity loss” in the Consolidated Statements of Operations. The carrying value of equity method partner companies is reflected in “Ownership interests in partner companies” in the Company’s Consolidated Balance Sheets. When the Company’s interest in an equity method partner company is reduced to zero, no further losses are recorded in the Company’s Consolidated Financial Statements unless the Company has guaranteed obligations of the partner company or has committed to additional funding. When the partner company subsequently reports income, the Company will not record its share of such income until it equals the amount of its share of losses not previously recognized.

During the three months ended June 30, 2009, the Company accounted for seven of its partner companies under this method.

Cost Method. Partner companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such companies is not included in the Consolidated Balance Sheets or Consolidated Statements of Operations. However, cost method partner company impairment charges are recognized in the Consolidated Statements of Operations. If circumstances suggest that the value of the partner company has subsequently recovered, such recovery is not recorded.

When a cost method partner company qualifies for use of the equity method, the Company’s interest is adjusted retroactively for its share of the past results of its operations. Therefore, prior losses could significantly decrease the Company’s carrying value at that time.

The Company records its ownership interest in equity securities of partner companies accounted for under the cost method at cost, unless these securities have readily determinable fair values based on quoted market prices, in which case these interests are valued at fair value and classified as marketable securities or some other classification in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.”

During the three months ended June 30, 2009, the Company accounted for five of its partner companies under this method.

Certain items impacting the consolidated financial statements: ($ millions)

	Q2		FYTD
Gains (losses):	2009	2008	2009	2008
Other gains (losses):
Unrealized gain/(loss) on mark-to-market of hedges	$0.9	$(3.4)	$(2.6)	$2.3
Sales of partner companies	1.2	3.0	2.6	3.1
Sales of marketable securities	—	—	0.1	—
Other, net	1.1	—	0.9	0.1
Other Income (Loss)	$3.2	$(0.4)	$1.0	$5.5
Impairment of consolidated partner company	$(3.7)	$—	$(3.7)	$—
Impairment of equity method partner company	$—	$—	$(0.5)	$—
Income tax benefit (expense)	$(0.4)	$(0.2)	$(0.4)	$(0.3)
ICG’s share of Partner Company charges, net	$(0.4)	$(0.4)	$(1.2)	$(0.4)
Discontinued Operations	$—	$—	$—	$—
	$(1.3)	$(1.0)	$(4.8)	$4.8
Stock-based compensation – Corporate and Consolidated Partner Companies	$(1.2)	$(1.7)	$(2.5)	$(3.5)

Aggregate Core Company Information

In an effort to illustrate macro trends within its core companies, ICG provides an aggregation of revenue and net loss figures reflecting 100% of the Aggregate Revenue and Aggregate EBITDA for these companies. ICG calculates Aggregate EBITDA for these purposes as earnings (losses) before interest, tax, depreciation and amortization and refers to it as “Aggregate EBITDA.” ICG refers to the Aggregate Revenue of its core partner companies as “Aggregate Revenue.” We report Aggregate Revenue and Aggregate EBITDA for our core companies based on the sum total of the individual GAAP results of our core companies. ICG does not own its core companies in their entirety and, therefore, this information should be considered in this context. Aggregate Revenue and Aggregate EBITDA, in this context, represent certain of the financial measures used by ICG’s management to evaluate the performance of core companies. ICG’s management believes these non-GAAP financial measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

Core Company Adjusted Aggregate EBITDA Reconciliation

We also report Aggregate EBITDA for our core companies exclusive of stock-based compensation and unusual items. ICG’s management considers charges unusual when they are transactional driven or non-recurring. ICG’s management believes this non-GAAP financial measure provides useful information to investors, potential investors, securities analysts and others so each group can evaluate core companies’ current and future prospects in a similar manner as ICG’s management and review results on a comparable basis for all periods presented.

ICG’s Share of Net Loss of Core, Other Holdings and Disposed Partner Companies

This line item represents ICG’s share of the net loss of core, other holdings and disposed partner companies accounted for under the consolidated and equity method of accounting.

Corporate Expenses and Interest Income (Expense), net

Corporate general and administrative expenses consist of payroll and related expenses for executive, operational, acquisitions, finance and administrative personnel, professional fees and other general corporate expenses for Internet Capital Group.

Corporate general and administrative expenses decreased during the three months ended June 30, 2009 from the three months ended June 30, 2008, primarily due to reduced employee-related expenses, specifically reductions in the target payouts under the Internet Capital Group 2009 Performance Plan from the Internet Capital Group 2008 Performance Plan.

CONTACT:
Investor inquiries:
Internet Capital Group, Inc.
Karen Greene
Investor Relations
610-727-6900
IR@internetcapital.com